 Exhibit 5.1

Pangaea Logistics Solutions Ltd.	Email jbodi@applebyglobal.com
Cumberland House
9th Floor	Direct Dial 1 441 298 3240
1 Victoria Street
Hamilton HM11, Bermuda	Your Ref

Appleby Ref 428932.0001/JW

July 1, 2015

Dear Sirs
Bermuda Office	Pangaea Logistics Solutions Ltd. (the "Company")
Appleby (Bermuda)
Limited Canon's Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Tel +1 441 295 2244 Fax +1 441 292 8666 applebyglobal.com
We have acted as legal counsel in Bermuda to the Company and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of Amendment No. 2 to a Registration Statement on Form S-1 (File No. 333-201881) (the "Registration Statement"), as thereafter amended or supplemented, in relation to the registration of up to 291,953 common shares, par value USD0.0001 each (the "Common Shares") to be issued pursuant to the Prospectus constituting part of the Registration Statement.
For the purposes of this opinion we have examined and relied upon the Registration Statement together with such other documentation as we have considered requisite to this opinion ("Documents"). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

Assumptions
In stating our opinion we have assumed:
1
the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

	2	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

Appleby (Bermuda) Limited (the Legal Practice) is a limited liability company incorporated in Bermuda and approved and recognised under the Bermuda Bar (Professional Companies) Rules 2009.  "Partner" is a title referring to a director, shareholder or an employee of the Legal Practice.  A list of such persons can be obtained from your relationship partner.

Bermuda ࿽ British Virgin Islands ࿽ Cayman Islands ࿽ Guernsey ࿽ Hong Kong ࿽ Isle of Man ࿽ Jersey ࿽ London ࿽ Mauritius ࿽ Seychelles ࿽ Shanghai ࿽ Zurich

3	the genuineness of all signatures on the Documents; and

4	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the Common Shares will, upon payment for and delivery of such shares as contemplated by the Registration Statement be duly authorised and validly issued, fully paid and non-assessable.

Reservations

We have the following reservations:

5
We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

6
Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

Disclosure

This opinion is given in connection with filing of the Registration Statement with the Commission and not for any other purpose except as may be required by law or regulatory authority. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

 /s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

Bermuda ࿽ British Virgin Islands ࿽ Cayman Islands ࿽ Guernsey ࿽ Hong Kong ࿽ Isle of Man ࿽ Jersey ࿽ London ࿽ Mauritius ࿽ Seychelles ࿽ Shanghai ࿽ Zurich

SCHEDULE

1.
Copies of the Certificate of Incorporation on Change of Name, Certificate of Incorporation, Certificate of Merger, Amended and Restated Memorandum of Association (Memorandum of Association) and Bye-Laws adopted for the Company (collectively referred to as the Constitutional Documents).

2.	Copy of the unanimous written resolutions of the Directors effective April 29, 2014, April 30, 2014 and 26 September 2014 (the “Resolutions”).

3.	A copy of the notice to the public dated 1 June 2005 as issued by the Bermuda Monetary Authority under the Exchange Control Act 1972 and the Exchange Control Regulations 1973 (the “Notice”).

4.	A PDF copy of the Registration Statement.

Bermuda ࿽ British Virgin Islands ࿽ Cayman Islands ࿽ Guernsey ࿽ Hong Kong ࿽ Isle of Man ࿽ Jersey ࿽ London ࿽ Mauritius ࿽ Seychelles ࿽ Shanghai ࿽ Zurich